EXHIBIT C

LETTER OF TRANSMITTAL

Letter of Transmittal for Shares of Common Stock of J.P. Morgan Private Markets Fund Use this form to request a tender of your shares of common stock of J.P. Morgan Private Markets Fund (“we,” “us” or the “Company”). Please complete all sections below. Tender Valuation Date: June 30, 2026 Tender Expiration Date: 11:59 PM ET, June 15, 2026 1. Account Information Name(s) on the Account Investor Phone Number Account Number Social Security Number/TIN Financial Professional Name Financial Professional Phone Number Share Class Selection (required) Share Class S (#7011) Share Class D (#7012) Share Class I (#7013) 2. Tender Amount (Check one) Entire Amount of Shares Portion of Shares $ or Number of Shares The undersigned understands and agrees that if the undersigned tenders some but not all of its Shares for repurchase, the undersigned will be required to maintain a minimum account balance of $10,000. Such minimum ownership requirement may be waived by the Board, in its sole discretion. If such requirement is not waived by the Board, the Fund may redeem all of the undersigned’s Shares. To the extent the undersigned seeks to tender all of the Shares it owns and the Fund repurchases less than the full amount of Shares that the undersigned requests to have repurchased, the undersigned may maintain a balance of Shares of less than $10,000 following such Share repurchase. 3. Tender Type (Check one) Additional documentation is required if the repurchase is due to Death or Disability. Contact J.P. Morgan Real Estate Income Trust, Inc. Investor Services for detailed instructions at 844-753-6353. Normal Death Disability 4. Payment Instructions (Select only one) Indicate how you wish to receive your tender payment below. If an option is not selected, a check will be sent to your address of record. Tender proceeds for qualified accounts, including individual retirement accounts (“IRAs”) and other custodial accounts, and certain broker-controlled accounts as required by your broker/dealer of record, will automatically be issued to the custodian or broker/dealer of record, as applicable. All custodial held and broker-controlled accounts must include the custodian and/or broker/dealer signature. A. Check Mailed to Address of Record (Non-Custodian Investors Only) B. Direct Deposit. PLEASE ATTACH A PRE-PRINTED VOIDED CHECK. (Non-Custodian Investors Only) Select only one I authorize J.P. Morgan Private Markets Fund or its agent to deposit my tender payment into my checking or savings account. In the event that J.P. Morgan Private Markets Fund deposits funds erroneously into my account, it is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Use Dividend Distribution ACH Banking Information on file (Signature Guarantee Required if amount is $100,000 or greater) OR Direct Deposit using the following ACH Banking Information. (Signature Guarantee Required) Checking Account Savings Account

4. Payment Instructions (continued) Bank name: Bank Office (if applicable) Bank address (No P.O. Box) Suite City State Zip code Bank’s ABA Routing Number: Your Bank Account Number: Name of Bank Account Owner: Name of Joint Bank Account Owner: C. Redemption Proceeds Sent to Custodian/Third Party (Signature Guarantee Required) Brokerage Account Number (if applicable) Bank Name Name(s) on Bank Account ABA Routing Number Bank Account Number For Further Credit HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact SS&C GIDS, Inc. (“SS&C”) at (844) 753-6353 for instructions. 6. Cost Basis Selection (Select only one) Certain federal income tax information reporting rules may apply to certain transactions in our shares. Where they apply, the “cost basis” calculated for the shares involved will be reported to the Internal Revenue Service (“IRS”) and to you. Generally these rules apply to all shares purchased, including those purchased through our distribution reinvestment plan. You should consult your own tax advisor regarding the consequences of these new rules and your cost basis reporting options. Indicate below the cost basis method you would like us to apply. If an option is not selected, your cost basis will be calculated using the FIFO method. Average Cost HIFO—High Cost Shares First Out FIFO—First Shares In First Out LCFO—Low Cost Shares First Out LIFO—Last Shares In First Out LGUT—Loss/Gain Utilization Specific Lot Identification Stockholders choose which tax lots they are selling and must specify particular lots to be sold prior to or at the time of each repurchase. If you have selected “Specific Lot Identification,” please identify the lots below: Date of Purchase: Amount of Purchase: Date of Purchase: Amount of Purchase: Date of Purchase: Amount of Purchase: Please note that if you have selected the Average Cost method for existing shares and a repurchase has occurred, this method cannot be revoked for these shares. However, a new method can be selected for new shares purchased in this account.

7. Authorization and Signature The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus dated July 29, 2025, as amended and/or supplemented from time to time (the “Prospectus”) and the Offer to Purchase and all capitalized terms used herein have the meaning as defined in the Prospectus. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering stockholder. In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing. If Shares are registered in the name of a Financial Intermediary, such Financial Intermediary must execute this Letter of Transmittal, and the beneficial owner of the Shares hereby authorizes and directs the Financial Intermediary to execute this Letter of Transmittal. IMPORTANT: Signature Guarantee is required if any of the following applies: The dollar amount of the tender exceeds $100,000. The tender is to be sent to an address other than the address we have had on record for the past 30 days. The tender is to be sent to an address other than the address of record. If name has changed from the name in the account registration, we must have a one-and-the-same name signature guarantee. A one-and-the-same signature guarantee must state “<Previous Name> is one-and-the-same as <New Name>” and you must sign your old and new name. For accounts where new banking information is provided for the tender proceeds. Name of Investor Date X Signature of Investor Name of Co-Investor (If applicable) Date X Signature of Co-Investor (If applicable) X Signature of Custodian (If applicable) Date Medallion Signature Guarantee Custodian Authorization (if applicable) with Signature Line (Signature of Authorized Person) Affix Signature Guarantee Stamp Here Return to: Overnight Delivery: SS&C GIDS, Inc. SS&C GIDS, Inc. PO Box 219125 801 Pennsylvania Ave Suite 219125 Kansas City, MO 64121-9125 Kansas City, MO 64105-1307 J.P. Morgan Private Markets Fund Investor Services: 844-753-6353